SECOND AMENDMENT TO LOAN AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AGREEMENT is made as of September 29, 1997 and between AMCORE FINANCIAL, INC. and M&I MARSHALL & ILSLEY BANK.

     NOW, THEREFORE, IN CONSIDERATION of the recitals and the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, it is hereby agreed that:

                                  ARTICLE I
                                 DEFINITIONS

     1.1 Amendment. "Amendment" shall mean this Second Amendment to Loan Agreement.

     1.2     Loan Agreement.   "Loan Agreement" shall mean the Loan Agreement
between M&I and Borrower, dated as of November 10, 1995, as amended by a First Amendment to Loan Agreement dated as of November 9, 1996, together with the Exhibits and Schedules attached thereto.

     1.3 Other Terms. Unless otherwise defined herein, the other capitalized terms used in this Amendment shall have the definitions in the Loan Agreement.

                                  ARTICLE II
                                  AMENDMENTS

     The Loan Agreement is deemed amended as of the date hereof as follows:

     2.1     Article I - Definitions.   (a) The definition of "Line
Termination Date" contained in Article I of the Loan Agreement is hereby amended by deleting "April 30, 1997" and inserting "April 30, 1998" in its place.

     (b) Subparagraph (vii) of the definition of "Permitted Subsidiary Indebtedness" contained in Article I of the Loan Agreement is hereby amended in its entirety to read as follows:

          (vii) any indebtedness for borrowed money (including long-term Federal Home Loan Bank borrowings) or any guarantee or similar obligation incurred by such Subsidiary in the ordinary course of its banking or trust business,"

     2.2  Section 2.3  -  Interest.   Section 2.3 of  the Loan Agreement is
hereby amended in its entirety to read as follows:

          "2.3. Interest. The unpaid principal of the Line of Credit Loans shall bear interest at an annual rate equal to the following:

     Outstanding Principal
     Amount of Line of         Line of           Overnight Line
     Credit Loans              Credit Loans      of Credit Loans
     ---------------------     ------------      ---------------
     up to $12,500,000         0.50% plus the    0.50% plus the
                               Adjusted Inter-   Overnight Rate
                               Bank Rate

     $12,500,000 or greater    0.75% plus the    0.75% plus the
                               Adjusted Inter-   Overnight Rate
                               Bank Rate


     The "Overnight Rate" shall mean the overnight LIBOR (Eurodollar Deposit Offered Rate) rate quoted on Knight Ridder News Service or any Comparable news service, in the discretion of M&I, for the day in question."

     2.3     Section 5.11 - Indebtedness   (a) Section 5.11(f) of the Loan
Agreement is hereby amended by deleting "$2,000,000" and inserting "$5,000,000" in its place.

     (b) Section 5.11(1) is hereby added to the Loan Agreement to read in its entirety as follows:

          "(i) Contingent Obligations of the Borrower not to exceed
     $5,000,000."

     2.4 Section 5.13 - Sale of Assets. Section 5.13 of the Loan Agreement is hereby amended by adding the following to the end of such
Section:

          "M&I's consent to the sale by the Borrower of any Subsidiary shall not be unreasonably withheld."

     2.5 Section 5.14 - Investments and Acquisitions. (a) Section 5.14(j) (i) is hereby amended by deleting "$300,000,000" and inserting "$500,000,000" in its place.

     (b) Section 5.14(k) is hereby added to the Loan Agreement to read in its entirety as follows:

          "(k) other Investments which are in compliance with the Borrower's Investment Policy as required by applicable regulators; provided that such Investment Policy has no substantive comments or criticism from any applicable regulatory agency."

     2.6     Section 5.21 - Consolidated Loan Loss Reserve to Non
Performing Loans Ratio.     Section 5.21 of the Loan Agreement is hereby
amended in its entirety to read as follows:

          "5.21.     Consolidated Loan Loss Reserve to Nonperforming Loans
     Ratio. The Borrower will maintain as at the last day of each fiscal quarter a ratio of the Loan


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

     Loss Reserve to Non-Performing Loans of not less than .75 to 1.0."

     2.7 Term Loan. Any and all references to the "Term Loan" and the "Term Note" contained in the Loan Agreement are hereby deleted.

     2.8 Exhibit B. Exhibit B to the Loan Agreement is amended in its entirety to provide as set forth in Exhibit B attached to this Amendment. Borrower shall execute and deliver to M&I a Line of Credit Note in the original principal amount of $25,000,000 dated as of the date hereof and otherwise in form and substance satisfactory to M&I. The Line of Credit Note shall evidence the Line of Credit Loans and shall constitute the Line of Credit Note issued pursuant to the Loan Agreement.

                                 ARTICLE III
                                  AGREEMENTS

     M&I hereby agrees with Borrower that, due to the suspension by Borrower and M&I of the Line of Credit for the period from May 1, 1997 through the date hereof, Borrower shall not be required to pay to M&I a commitment fee pursuant to Section 2.6 of the Loan Agreement during such period.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to M&I that:

     4.1     Loan  Agreement.    All  of  the  representations  and warranties
made by Borrower in the Loan Agreement are true and correct on the date of this Amendment. No Default or event which would constitute a Default but for the requirement that notice be given or time elapse or both under the Loan Agreement has occurred and is continuing as of the date of this Amendment.

     4.2 Authorization; Enforceability. The making, execution, delivery and performance of this Amendment and the Line of Credit Note, and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note, have been duly authorized by all necessary corporate action by Borrower. This Amendment and the Line of Credit Note constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     4.3     Absence  of  Conflicting  Obligations.    The  making, execution,
and delivery of this Amendment and the Line of Credit Note, and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note, do not violate any presently existing provision of law or the certificate of incorporation or bylaws of Borrower or any Subsidiary or any agreement to which Borrower or any Subsidiary is a party or by which any of them are bound.


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

                                  ARTICLE V
                                MISCELLANEOUS

     5.1     Continuance of Loan Agreement.   Except as specifically amended
by this Amendment, the Loan Agreement shall remain in full force and effect.

     5.2 References. Whenever the Loan Agreement is referred to in the Loan Agreement, the Line of Credit Note or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to be referred to as amended by this Amendment.

     5.3 Expenses and Attorney's Fees. Borrower shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

     5.4 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

     5.5 Governing Law. This Amendment and the other documents issued pursuant to this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

     5.6 Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

     5.7 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     5.8 Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by M&I of the following:

          (a)     this Amendment executed by Borrower and M&I;

          (b)     the Line of Credit Note executed by Borrower;

          (c) a certificate of the secretary of Borrower dated the date hereof as to: (i) the incumbency and signature of the officers of Borrower who have signed or will sign this Amendment and the Line of Credit Note; and (ii) the adoption and continuing effect of resolutions of the Board of Directors

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

     of Borrower authorizing the execution, delivery and performance of this Amendment and the Line of Credit Note; and

          (d) such additional supporting documents and materials as M&I may reasonably request.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Loan Agreement as of the date first written above.

AMCORE FINANCIAL, INC.                      M&I MARSHALL & ILSLEY BANK

By:    /s/ JOHN R. HECHT                    By:  /s/ JOHN A. LEONARD
       -----------------------------             --------------------------
Name:      John R. Hecht                             John A. Leonard
       -----------------------------                 Vice President
Title:     Senior V.P. & CFO            Attest:
       -----------------------------             --------------------------
                                        Its:
                                                 --------------------------


















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

                         Exhibit B to Loan Agreement
                         ---------------------------

                             LINE OF CREDIT NOTE
                             -------------------

$25,000,000                                           Milwaukee, Wisconsin
                                                        September 29, 1997

     FOR VALUE RECEIVED, AMCORE FINANCIAL, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of M&I MARSHALL & ILSLEY
BANK ("M&I"), the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or such lesser amount of loans which remain outstanding under this Note, as provided in the Loan Agreement described below, but in any event no later than April 30, 1998.

     This Note constitutes the Line of Credit Note issued pursuant to a Loan Agreement dated as of November 10, 1995 (the "Loan Agreement") by and between M&I and the Borrower, as amended, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Line of Credit Loan evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepay in whole or in part. In case a Default, as defined in the Loan Agreement, shall occur, the entire unpaid balance and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

     The unpaid principal of this Note shall bear interest from the date hereof until paid at an annual rate, computed on the basis of a 360-day year, as set forth in the Loan Agreement. Interest accrued on the unpaid principal balance shall be payable in accordance with the terms of the Loan Agreement.

     Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to M&I at 770 N. Water
Street, Milwaukee, Wisconsin 53202, Attention:   Commercial Loan Services or
at such other place as the holder shall designate in writing to the Borrower

     The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. The Borrower hereby agrees to pay all reasonable fees and expenses incurred by M&I or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of M&I or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

     This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

                              AMCORE FINANCIAL, INC.

                              By:    /s/ JOHN R. HECHT
                                     -----------------------------
                              Name:      John R. Hecht
                                     -----------------------------
                              Its:       Senior V.P. & CFO
                                     -----------------------------











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